Exhibit 10.6

Openwave Systems Inc.

Executive Compensation Deferral Plan

Plan Participation Agreement

THIS AGREEMENT, made the      day of                     , 20    , by and between Openwave Systems Inc., a Delaware corporation (“the Company”), and             , an employee of the Company (the “Participant”).

RECITALS

The Company has adopted the Openwave Systems Inc. Executive Compensation Deferral Plan (the “Plan”) and the Participant has been selected for participation in the Plan. This Plan Participation Agreement is entered into to evidence the Participant’s participation in the Plan and to set forth the basis for determining the amount of his or her benefit under the Plan.

NOW, THEREFORE, the Company and the Participant hereby agree as follows:

1. Incorporation of the Plan. The Plan (and all its provisions), as it now exists and as it may be amended hereafter, is incorporated herein and made a part of this Agreement. A copy of the Plan is annexed hereto as Annex A.

2. Definitions. When used herein, terms that are defined in the Plan shall have the meanings given them in the Plan unless a different meaning is clearly required by the context.

3. No Interest Created. Neither the Participant nor his or her Beneficiary or other persons claiming under him or her shall have any interest in any assets of the Company, including policies of insurance, conferred by the Participant’s participation in the Plan. The Participant and his or her Beneficiary shall have only the right to receive benefits under and subject to the terms and provisions of the Plan and this Plan Participation Agreement.

4. Plan Benefits. The Participant will be entitled to benefits as provided under the terms of the Plan

5. Participant Acknowledgment Participant acknowledges that he or she is aware of and familiar with the provisions and restrictions of the Plan, that he or she has read and understood the Plan and Plan Participation Agreement, that he or she has had an opportunity to have the documents reviewed by legal counsel and that the Plan Participation Agreement will constitute a legal, valid and binding agreement of Participant.

6. Entire Agreement. The Plan and this Plan Participation Agreement contain the entire agreement and understanding of the Company and the Participant with respect to benefits available under the Plan and supersede and replace all prior agreements and understandings between the parties, written or oral, with respect thereto.

7. Effect of New Law. I understand that amendments to the Plan may be necessary to comply with Section 409A of the Internal Revenue Code, and that these amendments may be retroactive to the effective date of the Plan.

IN WITNESS WHEREOF, the parties have executed this Plan Participation Agreement in duplicate originals on the day and year first above written.

Openwave Systems Inc.

By:
Name and Title

(Participant)

Signed

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